UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          May 6, 2004

ABERDEEN MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50048	90-0139266
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA 92612

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (949) 888-8060

(Former name or former address, if changed since last report.)

ITEM 1. CHANGE OF CONTROL

Rescission of Acquisition of C&M Transportation, Inc.

On March 8, 2004, Aberdeen Mining Company (the "Company") acquired substantially all of the assets and liabilities of C&M Transportation, Inc., a Kansas corporation ("C&M"), pursuant to the terms of that certain Asset Purchase Agreement, dated February 26, 2004, by and among the Company, C&M and its sole shareholder, Velocity Holdings, Inc. (the "C&M Agreement"). Under the terms of the C&M Agreement, the Company acquired from C&M substantially all of C&M's assets (as defined in the C&M Agreement, the "Assets") in exchange for (i) the issuance and delivery to C&M of Eighty-Eight Million Eight Hundred Seventy-Nine Thousand Eight Hundred Fifty (88,879,850) shares of the Company's common stock, $0.001 par value (the "Shares"), and (ii) the assumption by the Company of the assumed liabilities (as defined in the C&M Agreement, the "Assumed Liabilities").

Due to certain events that have occurred subsequent to the closing of transaction referenced in the C&M Agreement (the "C&M Transaction"), including the imposition of a tax lien by the Internal Revenue Service on certain of the assets and the refusal by First State Bank to further finance the activities of C&M, the parties to the C&M Agreement have agreed to unwind and rescind the C&M Transaction. The rescission was accomplished pursuant to the terms and conditions of that certain Rescission and Mutual Release Agreement, dated May 6, 2004, by and among the Company, C&M and Velocity (the "Rescission Agreement"). Under the terms of the Rescission Agreement, effective upon the date of execution, C&M took back and assumed all of the Assumed Liabilities and returned all of the Shares to C&M in exchange for the Company's return of all of the Assets to C&M.

In connection with the rescission of the C&M Transaction, the Company's Board of Directors (the "Board") have voted unanimously, pursuant to a written consent dated May 6, 2004, to remove John Ohle from the offices of President and Interim Chief Financial Officer of the Company, effective May 6, 2004. In addition, as a result of the rescission of the C&M Transaction, the Company will not go forward with the filing of the Certificate of Amendment of its Articles of Incorporation to change its name to "TransVentory, Inc."

Acquisition of Damon's Motorcycle Creations, Inc.

Shortly after the rescission of the C&M Transaction, on May 11, 2004, the Company acquired substantially all of the assets and liabilities of Damon's Motorcycle Creations, Inc., a California corporation ("Damon's"). The transaction was completed pursuant to the terms of an Asset Purchase Agreement, dated May 11, 2004 (the "Asset Agreement"), by and among the Company, Damon's, and Damon's sole shareholders, Thomas Prewitt and Richard Perez (together, the "Shareholders").

Pursuant to the terms of the Asset Agreement, the Company issued 88,879,850 shares of its common stock (the "Common Shares") to Damon's as consideration for the transfer to the Company of substantially all of the assets and liabilities of Damon's. The 88,879,850 shares issued to Damon's will bear a restrictive legend, and represent approximately seventy-five percent (75%) of the Company's issued and outstanding shares at the close of the transaction. As a result of the transaction, Damon's obtained control of the Company through its ownership of approximately seventy-five percent (75%) of the Company's outstanding stock. The Shareholders obtained indirect control of the Company through Damon's ownership of the Common Shares. No funds, loans or pledges of any kind were involved in the transaction. This was a stock-for-asset transaction.

In evaluating Damon's as a candidate for the proposed acquisition, the Company's directors considered various factors such as Damon's historic financial performance, the anticipated potential for growth of the business of Damon's, and the perception of how the proposed business of Damon's will be viewed by the investment community. In evaluating the Company, it is believed that the directors, officers and shareholders of Damon's placed a primary emphasis on the Company's status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Prior to the negotiation of the Asset Agreement, there was no relationship between the Company and Damon's, or their respective affiliates, directors or officers, or any associate of any such director or officer.

Disclaimer Regarding Forward Looking Statements

Certain statements contained in the following description of the business of Damon's which are not statements of historical fact are what is known as "forward-looking statements," which are basically statements about the future, and which for that reason involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "seeks," "anticipates," "expects," "goal, "hopes" and "objective" often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements of the plans and objectives of the Company's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or to fail to successfully implement such plans or achieve such objectives, or to cause such present and future operations to fail to produce revenues, income or profits.

Description of Business, Change of Corporate Name, and Election of New Officers

Following completion of the stock-for-asset transaction, the Company will cease its prior business operations, but intends to continue, and to expand, the custom motorcycle development, manufacturing and marketing business using the assets the Company acquired from Damon's. The Company intends to amend its Articles of Incorporation to change its corporate name to "MotivNation, Inc.", a name that is more identifiable with the business of Damon's. In addition, the Board has elected the following persons to serve as the Company's officers, effective on May 11, 2004.

Thomas Prewitt	President
Richard Perez	Secretary
Jay Isco Interim	Chief Financial Officer

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The Company will file financial statements of the business acquired, and any required pro forma financial information, by an amendment to this Report, which will be filed within time period provided by applicable rules of the Securities and Exchange Commission.

Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Asset Purchase Agreement, dated as of May 11, 2004, by and among the Aberdeen Mining Company, Damon's Motorcycle Creations, Inc., Thomas Prewitt and Richard Perez. (1)

99.1 Rescission and Mutual Release Agreement, dated May 6, 2004, by and among Aberdeen Mining Company, C&M Transportation, Inc. and Velocity Holdings, Inc. (1)

(1) Previously filed by the Company with the Securities and Exchange Commission on the Form 8-K/A on May 13, 2004, File Number 000-50048.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        ABERDEEN MINING COMPANY,

                                                                                        a Nevada corporation

Date: May 26, 2004                                                         By /s/ Richard Perez

                                                                                                Richard Perez, Secretary